EXHIBIT 10.22
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT
2007 Compensation Plan

To:	Steven J. Martello
Senior Vice President of Client Services

Effective dates:	January 1, 2007 to December 31, 2007
This document outlines your individual compensation package (“Compensation Plan”) for calendar year 2007 including the at-risk components determined under the Sales Compensation Plan below and the 2007 Executive Officer Bonus Plan. Compensation Plan details and policies can be found in the Interwoven 2007 Sales Compensation Plan and 2007 Executive Officer Bonus Plan documents, which will be provided at your request.
All other terms and conditions of your employment are governed by your offer letter and Interwoven policy.
In your role, you are responsible for the Interwoven’s worldwide services organization. Interwoven reserves the right to change your responsibilities from time to time and modify your Compensation Plan to take into account its business needs.
COMPENSATION PACKAGE
Your Compensation Plan is comprised of a Base Salary and Incentive Pay, which is an at-risk component of your overall compensation package. The Sales Compensation Plan and the 2007 Executive Officer Bonus Plan outline the guidelines under which you will be paid your Incentive Pay component.
Your on-target earnings for 2007 are $450,000.00. Your on-target earnings are composed of the following:
•	Annual Base salary of $250,000.00.

•	On target Incentive Pay of $200,000.00.
From your actual earnings, we will subtract payroll deductions, all required withholdings and other voluntary deductions you authorize Interwoven to make on your behalf.
BASE SALARY
Your annual Base Salary will be paid to you ratably over the year in accordance with Interwoven’s standard payroll practices.
INCENTIVE PAY
Your Incentive Pay will be calculated under the following Incentive Pay plans. These Incentive Pay plans do not guarantee you a level of income.
      Sales Compensation Plan
Of your on-target Incentive Pay, $120,000.00 will be related to commissions for Professional Services Revenues and $40,000.00 will be related to commissions for Software License Bookings.
Commissions on revenue from maintenance, consulting and education services (collectively “Professional Services Revenues”) be paid at the rates stated below and will be earned upon recognition of revenue for those services by Interwoven in accordance with generally accepted accounting principles and Interwoven’s revenue recognition policy. Professional Services Revenues are subject to reduction for any returns, realization adjustments or uncollectible accounts. Software License Bookings will be paid at the rates stated below.
For Software License Bookings, credit will be received for the amount of revenue that can be recognized in accordance with Interwoven’s revenue recognition policy. If the recognition of revenue extends beyond the end of the then current quarter, bookings credit will be received in the quarter when the revenue is recognized. Such amounts are subject to reduction for carve-outs, any returns, or uncollectible accounts as outlined in the Interwoven 2007 Sales Compensation Plan.
The following commission rates will be applied to Professional Services Revenues for purposes of computing quarterly commissions due for 2007:

Quarterly	Professional Services		License Bookings
Quota Attainment	Commission Rates		Commission Rates

Less than 96%	[***]	%	[***]	%
96% to 97%	[***]	%	[***]	%
98% to 99%	[***]	%	[***]	%
100%	[***]	%	[***]	%
101% to 103%	[***]	%	[***]	%
104% to 106%	[***]	%	[***]	%
107% to 110%	[***]	%	[***]	%
Greater than 110%	[***]	%	[***]	%
All quota achievement percentages will be rounded to the next whole number (>= 0.5 will be rounded up and < 0.5 will be rounded down).
Additionally, the commission rates above for Professional Services Revenues will be multiplied by the following adjustment factors based on the Direct Margin Percentage of the combined Maintenance, Consulting and Education organizations achieved in a quarterly period:

Direct	Adjustment
Margin Percentage	Factor
>3% below target	[***]	%
3% below target	[***]	%
2% below target	[***]	%
1% below target	[***]	%
At target	[***]	%
1% above target	[***]	%
2% above target	[***]	%
3% above target	[***]	%
4% above target	[***]	%
>4% above target	[***]	%
Direct Margin Percentage is defined as recognized Professional Services Revenue less the direct expenses to acquire and provide the maintenance, consulting and educational services.

Your quota for the period January 1, 2007 to December 31, 2007 is $[***] for Professional Services Revenues and $[***] for Software License Bookings as follows:

Professional	Software
Services Revenues	License Bookings
$[***] for Q1 2007	$[***] for Q1 2007
$[***] for Q2 2007	$[***] for Q2 2007
$[***] for Q3 2007	$[***] for Q3 2007
$[***] for Q4 2007	$[***] for Q4 2007
Your Direct Margin Percentage targets for the period January 1, 2007 to December 31, 2007 are as follows:
•	[***]% for first quarter of 2007

•	[***]% for the second quarter of 2007

•	[***]% for the third quarter of 2007

•	[***]% for the fourth quarter of 2007
By way of example, if Professional Services Revenues for the first quarter of 2007 were $[***] (an achievement of 101% of quota) and the direct gross margin was [***]%, your commission due would be computed as follows:
     (($[***] times [***]%) times [***]% margin adjustment factor) or $[***].
Further, if Software License Bookings for the first quarter of 2007 were $[***] (an achievement of 100% of quota), your commission due would be computed as follows:
     ($[***] times [***]%) or $[***].
2007 Executive Officer Bonus Plan
Of your on-target Incentive Pay, $40,000.00 will be related to amounts due under the 2007 Executive Officer Bonus Plan and calculated in accordance with that plan. Such amounts may be allocated to MBO objectives.
Please acknowledge your acceptance with this Compensation Plan by signing below. Have a great 2007!

Read and accepted:	Signed:

/s/ Steven J. Martello Steven J. Martello	/s/ Joseph L. Cowan Joseph L. Cowan
Senior Vice President of Worldwide Services	Chief Executive Officer
Interwoven, Inc.	Interwoven, Inc.
***Confidential treatment has been requested with respect to the information contained within the “[***]” markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.